Exhibit 99.4

METROPOLITAN HEALTH NETWORKS, INC.
AND CONTINUCARE CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2011

On October 4, 2011, Metropolitan Health Networks, Inc. (“Metropolitan”) completed its previously announced acquisition (the “Merger”) of Continucare Corporation (“Continucare”) pursuant to an Agreement and Plan of Merger dated as of June 26, 2011.

The following unaudited pro forma condensed combined statement of income is based upon historical audited and unaudited consolidated financial information of Metropolitan and Continucare and has been prepared to reflect the Merger.

Metropolitan’s fiscal year ends on December 31 while Continucare’s fiscal year historically ended on June 30. The unaudited pro forma condensed combined statement of income for Metropolitan’s year ended December 31, 2011 combines the results of operations of Metropolitan and Continucare as though the Merger had occurred on January 1, 2011, the first day of Metropolitan’s 2011 fiscal year. The nine month period ended September 30, 2011 for Continucare has been prepared using the March 31, June 30 and September 30, 2011 quarterly results of Continucare.

The historical consolidated statements of income have been adjusted to give effect to pro forma events that are (1) directly attributable to the Merger, (2) expected to have a continuing impact on the combined results of operations and (3) factually supportable. The historical consolidated statement of income of Continucare has been adjusted to reflect certain reclassifications that conform to Metropolitan’s statement of income presentation. These reclassifications are reflected in the Conforming Reclassifications column in the accompanying pro forma condensed combined statement of income.

The unaudited pro forma condensed combined statement of income has been prepared for illustrative purposes only and is not necessarily indicative of the consolidated results of operations for future periods or the results that actually would have been realized had the Merger occurred as of January 1, 2011.

The unaudited pro forma condensed combined statement of income should be read in conjunction with the accompanying notes thereto. In addition, the unaudited pro forma condensed combined statement of income was based upon and should be read in conjunction with Metropolitan’s and Continucare’s historical consolidated financial statements and accompanying notes.

Additionally, the unaudited pro forma condensed combined statement of income does not reflect the cost of any integration activities or benefits from synergies that may be derived from any integration activities, nor does it include the effects of any other items directly attributable to the Merger that are not expected to have a continuing impact on the combined results of operations.

The following unaudited pro forma condensed combined statement of income for Metropolitan and Continucare for the year ended December 31, 2011 has been prepared on a basis that is different from the unaudited pro forma condensed combined financial information for Metropolitan and Continucare for the year ended December 31, 2011, which Metropolitan included in its Annual Report on Form 10-K for the year ended December 31, 2011 and its Current Report on Form 8-K furnished to the Securities and Exchange Commission on March 8, 2012. Among other differences, the following unaudited pro forma condensed combined statement of income was prepared utilizing the unaudited March 31, 2011, June 30, 2011 and September 30, 2011 quarterly results of Continucare, and does not include the unaudited results of Continucare for the period from October 1, 2011 to October 3, 2011 (which were included in the unaudited pro forma condensed combined financial information included in the aforementioned Annual Report and Current Report).

Metropolitan Health Networks, Inc. and Continucare Corporation

Unaudited Pro Forma Condensed Combined Statement of Income

Year Ended December 31, 2011

(in thousands, except per share amounts)

	Historical
	Metropolitan Year Ended December 31, 2011	Continucare January 1, 2011 to September 30, 2011	Conforming Reclassifications		Pro Forma Adjustments		Pro Forma Combined

REVENUE	$459,792	$261,498	$(22,666	)(a)			$698,624

MEDICAL EXPENSE
Medical claims expense	332,929	165,310	(19,578	)(a)(b)			478,661
Medical center costs	30,451	30,670	2,182	(b)(c)			63,303

Total Medical Expense	363,380	195,980	(17,396)				541,964

GROSS PROFIT	96,412	65,518	(5,270)				156,660

OTHER OPERATING EXPENSES
Administrative payroll, payroll taxes and benefits	20,911	13,433	66	(c)	$(795	)(g)	34,040
					425	(h)
General and administrative	11,292	16,557	(8,406	)(c)(d)(e)	(957	)(g)	18,486
Marketing and advertising	1,271	—	1,514	(d)			2,785
Amortization of intangible assets	3,545	—	1,556	(e)	8,460	(i)	13,561
Transaction costs	—	3,681	(3,681	)(f)
Impairment of goodwill	3,500	—	—				3,500
Termination costs related to the Continucare acquisition	784	—	—		(784	)(j)	—

Total Other Operating Expenses	41,303	33,671	(8,951)		6,349		72,372

INCOME FROM OPERATIONS	55,109	31,847	3,681		(6,349)		84,288

OTHER INCOME (EXPENSE)							—
Transaction costs	(7,876)	0	(3,681	)(f)	11,557	(k)	—
Interest expense	(8,174)	—	—		(24,469	)(l)	(32,643)
Investment income, net	572	169	—		(741	)(m)	—
Other expense, net	3	—	—		—		3

Total Other (Expense) Income	(15,475)	169	(3,681)		(13,653)		(32,640)

INCOME BEFORE INCOME TAXES	39,634	32,016	—		(20,002)		51,648
PROVISION FOR INCOME TAXES	16,920	11,532	—		(8,516	)(n)	19,936

NET INCOME	$22,714	$20,484	$—		$(11,486)		$31,712

PRO FORMA EARNINGS PER COMMON SHARE
Basic	$0.56					(o)	$0.75
Diluted	$0.53					(o)	$0.71

See accompanying notes

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

NOTE 1 — BASIS OF PRESENTATION

On October 4, 2011, we completed our previously announced acquisition of Continucare Corporation (“Continucare”) pursuant to an Agreement and Plan of Merger. The accompanying unaudited pro forma condensed combined statement of income for the year ended December 31, 2011 is based upon our and Continucare’s historical financial statements, after giving effect to the acquisition, related financing activities and other adjustments. The unaudited pro forma condensed combined statement of income assumes that we acquired all of the common stock and options of Continucare and accounted for the acquisition using the acquisition method of accounting for business combinations in accordance with ASC 805 and represents a pro forma presentation based upon available information of the combining companies giving effect to the acquisition of Continucare as if it had occurred on January 1, 2011, with adjustments primarily for amortization expense of intangible assets, termination or changes in certain compensation arrangements and on-going operating expenses, non-operating expenses not acquired in the acquisition, interest expense and income tax expense.

The unaudited pro forma condensed combined statement of income for the year ended December 31, 2011 is based on our audited financial statements for the year ended December 31, 2011 (which includes the results of Continucare from the acquisition date) and the unaudited results of Continucare for the period from January 1, 2011 to September 30, 2011. The unaudited results of Continucare for the period from October 1, 2011 to October 3, 2011 were not material to the pro forma condensed combined income statement and have been omitted. The accompanying historical results of Continucare have been reclassified from the applicable amounts previously reported by Continucare to conform to Metropolitan’s classification and presentation for certain items of revenue, medical claims expense, medical center costs, general and administrative expenses, marketing and advertising, amortization of intangible assets, and transaction costs.

The acquisition accounting for certain items, including property and equipment and identifiable intangible assets, is based on valuations obtained in connection with the acquisition. The fair value of the acquisition consideration of approximately $415.9 million has been allocated among the fair values of the assets acquired and liabilities assumed based upon their fair values as of the date of the acquisition. Goodwill of $260.4 million was recorded in connection with the acquisition and represents the excess of the acquisition consideration over the fair value of Continucare’s identifiable net assets.

The unaudited pro forma condensed combined statement of income is based on the assumptions and adjustments which give effect to events that are: (i) directly attributable to the acquisition, (ii) expected to have a continuing impact, and (iii) factually supportable. The unaudited pro forma condensed combined statement of income is presented for informational purposes only and is not necessarily indicative of the operating results that would have been achieved had the acquisition of Continucare been consummated as of January 1, 2011 or of the results that may be obtained in the future.

The pro forma balance sheet data has been omitted as the impact of the transaction has been included in our audited consolidated balance sheet of December 31, 2011, which was included in our Annual Report on Form 10-K for the same period end.

NOTE 2 — PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed combined statement of income includes the following adjustments to give effect to the merger and our financing activities. Acquisition-related transaction costs (i.e., advisory, legal, valuation and other professional fees) are not included as a component of consideration transferred but are accounted for as expenses in the periods in which the costs were incurred. Total pro forma transaction costs related to the acquisition were $11.6 million, which includes costs incurred by both Metropolitan and Continucare.

The following pro forma adjustments are included in the pro forma condensed combined statement of income:

a)	To reclassify the cost of stop loss insurance fees withheld by HMOs consistent with the methodology used by Metropolitan.

b)	To reclassify certain medical claims included in medical center costs to conform to Metropolitan’s presentation.

c)	To reclassify certain costs related to the operation of Continucare’s owned medical centers to conform to Metropolitan’s presentation.

d)	To reclassify marketing costs classified within general and administrative expenses in the Continucare statement of income to marketing and advertising expenses to conform to Metropolitan’s presentation.

e)	To reclassify amortization of intangible assets classified within general and administrative expenses in the Continucare statement of income to amortization of intangible assets to conform to Metropolitan’s presentation.

f)	To reclassify transaction costs incurred by Continucare in the nine month period ended September 30, 2011 to conform to Metropolitan’s presentation.

g)	To reduce expenses for amounts no longer being incurred by Continucare as a result of the acquisition, including salaries of certain executive officers and Board of Directors fees.

h)	To record additional estimated stock-based compensation expense that was not recorded after the acquisition date due to the cancelation of all previously outstanding stock options of Continucare pursuant to the Agreement and Plan of Merger.

i)	To represent the net impact of eliminating the historical Continucare intangible asset amortization expense for identifiable intangible assets that were not acquired, and to record the new amortization amount based upon the fair value, the useful lives and amortization methods of the intangible assets acquired, as follows:

Intangible Asset Description	Fair Value	Pro Forma Amortization for the Year Ended December 31, 2011
Customer relationships	$76,187	$12,322
Trade name	29,800	1,192
Medicare license (1)	320	—
Other	117	47

	$106,424	$13,561

(1) Indefinite life, no amortization assumed

Pro forma amortization for the year ended December 31, 2011, as calculated above, includes historical Metropolitan amortization on intangible assets acquired in previous acquisitions, historical amortization from the acquisition date on the intangible assets recognized in connection with the acquisition of Continucare, and pro forma amortization as if the intangible assets recognized in connection with the acquisition of Continucare had been acquired on January 1, 2011.

j)	To eliminate severance costs associated with the acquisition.

k)	To eliminate transaction costs.

l)	To add the interest expense, original issue discounts, amortization of deferred financing and other financing fees associated with the acquisition of Continucare. For purposes of computing interest expense, we assumed that the cash in excess of the cash on hand to close the transaction would be borrowed under the revolving credit facility. On October 4, 2011, there was sufficient cash to fund the acquisition and we did not borrow funds under the revolving credit facility.

Interest under the credit facilities entered into at the date of closing are as follows:

	Interest Rate Index and Margin	Rate at closing	Term (Years)
Credit Facility Description:
$240 million first lien credit facility	LIBOR (1) + 5.50%	7.0%	5
$75 million second lien credit facility	LIBOR (2) + 11.75%	13.5%	6
$40 million revolver	LIBOR (1) + 5.0%	6.5%	5

(1) LIBOR — One month London Interbank Offered Rate with floor of 1.5%

(2) LIBOR — One month London Interbank Offered Rate with floor of 1.75%

m)	To reflect the reversal of investment income as a result of short-term investments being used in the Merger consideration.

n)	To adjust the income tax provision for the pro forma adjustments to reflect the pro forma combined company estimated effective income tax rate of 38.6%.

o)	Pro forma earnings per common share are based upon the weighted average number of common shares outstanding. Metropolitan’s weighted average shares — basic for the year ended December 31, 2011 have been increased to give consideration to the impact of the 2.5 million shares of our stock issued as the equity consideration to Continucare stockholders in the acquisition. The diluted calculation of pro forma earnings per common share includes the dilutive effect of our stock options, restricted shares and convertible preferred stock. A computation of the pro forma earnings per common share follows (in thousands, except per share amounts):

	Year Ended December 31, 2011
	Basic	Diluted
Pro forma earnings per common share
Pro forma net income	$31,712	$31,712
Preferred stock dividend	(50)	—

Income available to common stockholders	$31,662	$31,712

Shares used in computation
Metropolitan weighted average basic shares	40,579	40,579
Incremental weighted average shares issued to Continucare stockholders	1,875	1,875

Weighted average shares — basic computation	42,454	42,454

Dilutive effect of:
Convertible preferred stock		301
Nonvested common stock		565
Stock options		1,366

Weighted average shares — diluted computation		44,686

Pro forma earnings per common share	$0.75	$0.71

NOTE 3 — PRO FORMA ADJUSTED EBITDA

Adjusted EBITDA is not defined under generally accepted accounting principles (“GAAP”) and it may not be comparable to similarly titled measures reported by other companies. We use Adjusted EBITDA, along with other GAAP measures, as a measure of profitability because Adjusted EBITDA helps us to compare our performance on a consistent basis by removing from our operating results the impact of our capital structure, the accounting methods used to compute depreciation and amortization and the effect of non-cash stock-based compensation expense and the impairment charge. We believe Adjusted EBITDA is useful to investors as it is a widely used measure of performance and the adjustments we make to Adjusted EBITDA provide further clarity on our profitability. We remove the effect of non-cash stock-based compensation from our earnings which can vary based on share price, share price volatility and expected life of the equity instruments we grant. In addition, this stock-based compensation expense does not result in cash payments by us. We also remove the effect of impairment charges since this is a non-cash expense that does not result in cash payments. Adjusted EBITDA has limitations as a profitability measure in that it does not include the interest expense on our debts, our provisions for income taxes, the effect of our expenditures for capital assets, the effect of non-cash stock-based compensation expense and the effect of asset impairments.

The following table reconciles the pro forma combined net income reported herein to pro forma adjusted EBITDA (Non-GAAP measure) for the year ended December 31, 2011 (in thousands):

Year Ended December 31, 2011
Net income	$31,712
Income tax expense	19,936
Interest expense	32,643
Depreciation and amortization	17,817
Impairment of goodwill	3,500
Stock-based compensation	4,580

Pro forma Adjusted EBITDA	$110,188